Exhibit 10.17

AMENDMENT TO LEASE

Amendment to Lease (“Agreement”) made this _[20th]_ day of July, 2006, by and between 1375 KINGS HIGHWAY/777 COMMERCE DRIVE ASSOCIATES, LLC and 14 MAMARONECK AVENUE REINVESTMENT ASSOCIATES, LLC (“Landlord”), each a Connecticut limited liability company with offices at c/o Celestial Capital Group, Inc., 10 East 40th Street, New York, NY 10016 and COMPETITIVE TECHNOLOGIES, INC. (“Tenant”), with offices 1960 Bronson Road, Fairfield, Connecticut 06824.

RECITALS

WHEREAS, Landlord and Tenant entered into a lease (“Lease”) dated April 28, 2006 demising 11,025 rentable square feet in the building known as 777 Commerce Drive, Fairfield, Connecticut (“Demised Premises”); and

WHEREAS, the Term of the Lease has not yet commenced; and

WHEREAS, the parties have agreed to reduce the number of rentable square feet of the Demised Premises set forth in the Lease Summary from 11,025 RSF to10,939 RSF, and to amend the Lease accordingly.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties agree as follows:

1. Lease Summary and Schedule “A” . A new Lease Summary and Schedule “A” (Rent Schedule) in the form attached hereto shall replace the existing Lease Summary and Schedule “A” to the Lease. The “Rentable Square Feet”, “Base Rent”, “Security Deposit”, “Tenant’s Share,” and “Tenant’s Tax Share” have been changed in the new Lease Summary to reflect the reduction of the rentable square footage of the Demised Premises from 11,025 RSF to 10,939 RSF. In addition, the estimated Commencement Date has been changed from July 1, 2006 to August 15, 2006. All other terms in the Lease Summary remain the same. Schedule “A” has been changed in its entirety to reflect the new Annual Base Rent and Monthly Installment of Base Rent by reason of the reduction in the rentable square footage of the Demised Premises.

2. Exhibit “A” (Plan of Demised Premises). A new Exhibit “A” (Plan of Demised Premises) in the form attached hereto shall replace the existing Exhibit “A” (Plan of Demised Premises) to the Lease.

3. Credit for Security Deposit and First Months’ Rent . Upon execution of the Lease, Tenant paid Landlord $41,343.84, representing the Security Deposit due under the Lease, and $20,671.92, representing the first months’ installment of Base Rent due under the Lease. Landlord shall give Tenant a credit against the second months’ installment of Base Rent due under the Lease in the amount of $483.00, representing the difference between the Security Deposit ($322.50) and first months’ Base Rent ($161.25) previously paid by Tenant upon Lease execution and the amount due under the Lease as amended by this Agreement.

4. Miscellaneous. Except as amended by this Agreement, the parties confirm and ratify all the terms, covenants and conditions of the Lease. Unless expressly set forth to the contrary or modified by this Agreement, all defined terms shall have the meanings ascribed to them under the Lease. If there is a conflict between the provisions of the Lease and this Agreement, the

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provisions of this Agreement shall control. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LANDLORD	1375 KINGS HIGHWAY/777
14 MAMARONECK AVENUE	COMMERCE DRIVE ASSOCIATES, LLC
REINVESTMENT ASSOCIATES, LLC	By: Celestial Real Estate Fund II, LLC,
By: 14 Mamaroneck Avenue, LLC,	Its Sole Member
Its Sole Member	By: Celestial Capital Management II, Inc.,
Its Manager

By: /s/ Mark Ellman	By: /s/ Mark Ellman
MARK ELLMAN, Manager	MARK ELLMAN, President

TENANT:
COMPETITIVE TECHNOLOGIES, INC.

By: /s/ D. J. Freed, Ph.D.
Name: D.J. Freed, Ph.D
Title: President and CEO

LEASE SUMMARY

Date of Lease:

Tenant:	Competitive Technologies, Inc.

Address:	777 Commerce Drive
Fairfield, CT 06825

Taxpayer Identification Number:	36-2664428

Suite No.:	100

Rentable Square Feet:	10,939 R.S.F.

Use (Article 6):	General and executive offices for Tenant’s technology transfer and licensing business.

Term (Article 2):	Seven (7) years

Commencement Date (Article 2):	Upon substantial completion of Landlord’s Work, presently estimated as August 15, 2006.

Rent Commencement Date (Article 3):	Same as Commencement Date, subject to Section 2.05.

Base Rent:

Lease Year/Period	Annual Base Rent

1	$246,128.00 ($22.50/R.S.F.)
2	$257,067.00 ($23.50/R.S.F.)
3	$268,006.00 ($24.50/R.S.F.)
4	$278,945.00 ($25.50/R.S.F.)
5	$289,884.00 ($26.50/R.S.F.)
6	$300,823.00 ($27.50/R.S.F.)
7	$311,762.00 ($28.50/R.S.F.)
(See Schedule "A")

Electric (Article 5):	Consumption measured by submeter or direct meter and payable by Tenant on the terms set forth in Section 5.01 or Section 5.02.

Security Deposit (Article 30):	$41,021.34 (two months’ Base Rent)

Tenant’s Share (Article 4):	Approximately 18.15% (or as later adjusted)

Tenant’s Tax Share (Article 4):	Approximately 18.15% (or as later adjusted)

Base Year for Real Estate Taxes (Article 4):	July 1, 2006 - June 30, 2007 (Original Term)

July 1, 2013 - June 30, 2014 (Renewal Term)

Base Year for Operating Expenses (Article 4):	Calendar year 2006 (Original Term)

Calendar year 2014 (Renewal Term)

Renewal Option (Article 2):	One five (5) year Renewal Term upon nine (9) months prior written notice and on the terms set forth in Section 2.06.

Additional Tenant Concession (Article 3):	Landlord shall pay the remainder of Tenant’s rent due under its lease of 1960 Bronson Road, Fairfield, CT on the terms set forth in Section 3.02.

Early Termination Option (Article 2):	Tenant shall have the right to terminate the Lease at the end of the fifth Lease Year on the terms set forth in Section 2.07.

Right of Expansion (Article 33):	Tenant has an option to lease additional space on the first floor of the Building on the terms set forth in Section 33.01.

Parking:	Ten (10) reserved spaces in addition to the non-exclusive use of the Building’s parking area on the terms set forth in Section 6.03.

Guarantor:	None

Broker:	Albert B. Ashforth, Inc. and HK Group

SCHEDULE “A”

RENT SCHEDULE

Lease	Annual Base	Monthly
Year	Rent	Installment

1	$246,128.00	$20,510.67

2	$257,067.00	$21,422.25

3	$268,006.00	$22,333.83

4	$278,945.00	$23,245.42

5	$289,884.00	$24,157.00

6	$300,823.00	$25,068.58

7	$311,762.00	$25,980.17